RELEASE

MultiPlan Reports First Quarter 2021 Results and Provides 2021 Guidance
–Q1 2021 Revenues of $254.9 million
–Q1 2021 Net Income of $45.9 million
–Q1 2021 Adjusted EBITDA of $191.1 million
–Full Year 2021 Revenue guidance of $1.04 billion to $1.10 billion
–Full Year 2021 Adjusted EBITDA guidance of $750 million to $790 million
–Q2 2021 Revenue guidance of $260 million to $275 million
–Q2 2021 Adjusted EBITDA guidance of $185 million to $200 million
NEW YORK, NY — May 13, 2021 — MultiPlan Corporation (“MultiPlan” or the “Company”) (NYSE: MPLN), a leading value-added provider of data analytics and technology-enabled end-to-end cost management, payment and revenue integrity solutions to the U.S. healthcare industry, today reported financial results for the first quarter ended March 31, 2021.
“MultiPlan’s performance during the first quarter demonstrated the continued strength of our company,” said Mark Tabak, CEO of MultiPlan. “Despite the ongoing effects of the COVID-19 pandemic on our business, both revenue and Adjusted EBITDA for the first quarter were in-line with the prior quarter and the expectations we communicated earlier this year, underscoring the recurring nature of our business and positioning us to maintain momentum in 2021. We also continued to make progress on our Extend growth strategy, completing the acquisition of Discovery Health Partners in February and forging ahead with the integrations of HST and Discovery.”

The Company remains focused on its mission of delivering fairness, efficiency and affordability to the U.S. healthcare system and on driving sustained long-term growth by enhancing its product offerings to payors, extending into new payor customer segments, and expanding its platform to serve MultiPlan’s 1.2 million providers, its more than 700 payor customers, and 60 plus million consumers.

Business and Financial Highlights
•Revenues of $254.9 million for Q1 2021, an increase of 1.1% over Q1 2020 revenues of $252.0 million.
•Net income of $45.9 million for Q1 2021 compared to net loss of $2.6 million for Q1 2020.

•Adjusted EBITDA of $191.1 million for Q1 2021 compared to $195.9 million for Q1 2020. Unlevered free cash flow of $175.1 million and Adjusted cash conversion ratio of 92% for Q1 2021.

•The Company processed approximately $29 billion in claims during the first quarter of 2021, identifying potential medical cost savings of approximately $4.9 billion.

2021 Guidance
For the 2021 year, the Company is providing guidance of:
•    Revenues between $1.04 and $1.10 billion
•    Adjusted EBITDA between $750 and $790 million
•    Cash flow from operations between $380 and $420 million
•    Capital expenditures between $75 and $80 million
•    Interest expense between $250 and $260 million
•    Depreciation between $60 and $65 million
•    Amortization of intangible assets between $340 and $345 million
•    Effective tax rate between 25% and 28%

The Company anticipates Q2 2021 revenues between $260 million and $275 million with Adjusted EBITDA between $185 million and $200 million. The above quarterly and annual guidance reflects an estimated COVID-related revenue impact of between $18 million and $22 million per quarter and an estimated COVID-related Adjusted EBITDA impact of between $16 million and $20 million per quarter.
Conference Call Information
The Company will host a conference call today, Thursday, May 13, 2021 at 8:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. To access the live conference call, please dial (833) 423-1182 (domestic) or (236) 714-2584 (international). The conference ID for the live call is 6431528. Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at investors.multiplan.com/events-and-presentations. A supplemental slide deck will also be available on this section of the MultiPlan website.
For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the MultiPlan website or by dialing (800) 585-8367 or (416) 621-4642. The conference ID for the replay is 6431528.
About MultiPlan
MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics and a team rich with industry experience, MultiPlan interprets clients' needs and customizes innovative solutions that combine its payment and revenue integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, government and property and casualty markets. For more information, visit multiplan.com.
Contacts

Investor Relations
Luke Montgomery, CFA
SVP, Finance & Investor Relations
866-909-7427
investor@multiplan.com

Shawna Gasik
AVP, Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com
Media Relations
Pamela Walker
Senior Director, Marketing & Communications
MultiPlan
781-895-3118
press@multiplan.com
Forward Looking Statements
This press release includes statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including the discussion of 2021 guidance, and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results, including: the impact from the COVID-19 pandemic and its related effects on our projected results of operations, financial performance or other financial metrics; loss of our customers, particularly our largest customers; decreases in our existing market share or the size of our Preferred Provider Organization networks; effects of competition; effects of pricing pressure; the inability of our customers to pay for our services; decreases in discounts from providers; the loss of our existing relationships with providers; the loss of key members of our management team; pressure to limit access to preferred provider networks; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to identify, complete and successfully integrate acquisitions; changes in our industry; interruptions or security breaches of our information technology systems; our ability to protect proprietary applications; our inability to expand our network infrastructure; our ability to remediate any material weakness or maintain effective internal controls over financial reporting; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; our ability to pay interest and principal on our notes and other indebtedness; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings; and other factors beyond our control.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by us. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted cash conversion ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.
EBITDA, Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted cash conversion ratio are supplemental measures of MultiPlan’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net income (loss), cash flows or any other measures of performance prepared in accordance with GAAP.
EBITDA represents net income before interest expense, interest income, income tax provision (benefit) and depreciation and amortization of intangible assets. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.
In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.
We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and
•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.
MultiPlan’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

Unlevered Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid, all as disclosed in the Statements of Cash Flows. Unlevered Free Cash Flow is a measure of our operational performance used by management to evaluate our business prior to the impact of our capital structure and after purchases of property and equipment. Unlevered Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, MultiPlan's definition of Unlevered Free Cash Flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions.
Adjusted cash conversion ratio is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA. MultiPlan believes that the presentation of the Adjusted cash conversion ratio provides useful information to investors because it is a financial performance measure that shows how much of its Adjusted EBITDA MultiPlan converts into Unlevered Free Cash Flow.
We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses (including expenses relating to the business combination), certain fair value measurements and costs related to the uncertainties caused by the global COVID-19 pandemic, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$135,032	$126,755
Trade accounts receivable, net	54,119	63,198
Prepaid expenses	20,264	17,708
Other current assets, net	2,298	1,193
Total current assets	211,713	208,854
Property and equipment, net	198,004	187,631
Operating lease right-of-use assets	30,741	31,339
Goodwill	4,365,981	4,257,336
Other intangibles, net	3,540,539	3,584,187
Other assets	8,273	14,231
Total assets	$8,355,251	$8,283,578
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,593	$15,261
Accrued interest	69,716	31,528
Accrued taxes	67,541	10,176
Operating lease obligation, short-term	7,060	6,439
Accrued compensation	27,988	21,843
Other accrued expenses	32,203	27,251
Total current liabilities	216,101	112,498
Long-term debt	4,879,343	4,578,488
Operating lease obligation, long-term	26,732	27,499
Private Placement Warrants and unvested founder shares	66,220	106,595
Deferred income taxes	789,721	900,633
Other liabilities	529	—
Total liabilities	5,978,646	5,725,713
Commitments and contingencies
Shareholders’ equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 664,277,068 and 664,183,318 issued; 655,132,607 and 655,075,355 shares outstanding	66	66
Additional paid-in capital	2,297,504	2,530,410
Retained earnings	168,909	116,999
Treasury stock — 9,144,461 and 9,107,963 shares	(89,874)	(89,610)
Total shareholders’ equity	2,376,605	2,557,865
Total liabilities and shareholders’ equity	$8,355,251	$8,283,578

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenues	$254,864	$252,022
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	39,730	44,685
General and administrative expenses	31,996	21,701
Depreciation	16,165	14,506
Amortization of intangible assets	84,708	83,513
Total expenses	172,599	164,405
Operating income	82,265	87,617
Interest expense	63,717	90,965
Interest income	(4)	(71)
Change in fair value of Private Placement Warrants and unvested founder shares	(40,375)	—
Net income (loss) before income taxes	58,927	(3,277)
Provision (benefit) for income taxes	13,050	(683)
Net income (loss)	$45,877	$(2,594)

Weighted average shares outstanding – Basic[1]	655,113,523	415,700,000
Weighted average shares outstanding – Diluted[1]	655,113,653	415,700,000

Net income (loss) per share – Basic	$0.07	$(0.01)
Net income (loss) per share – Diluted	$0.07	$(0.01)

Comprehensive income (loss)	$45,877	$(2,594)
1 In accordance with the accounting guidance, the number of shares outstanding prior to the business combination of Polaris Parent Corp. and Churchill Capital Corp III (the “Transactions”) was 415,700,000, which represents the 10 historical shares of Polaris Parent Corp. multiplied by the exchange ratio established in the Transactions (41,570,000:1). At the date of the Transactions, the number of shares outstanding increased to 655,057,192. The increase represents the shares issued by Churchill Capital Corp III prior to the Transactions and the shares issued to PIPE investors at the time of the Transactions, net of shares redeemed and held in treasury upon closing.

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2021	2020
Operating activities:
Net income (loss)	$45,877	$(2,594)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	16,165	14,506
Amortization of intangible assets	84,708	83,513
Amortization of the right-of-use asset	1,779	2,263
Stock-based compensation	968	9,361
Deferred income taxes	(47,049)	31,026
Non-cash interest costs	2,884	5,736
Loss on disposal of property and equipment	630	40
Change in fair value of Private Placement Warrants and unvested founder shares	(40,375)	—
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable, net	11,960	(885)
Prepaid expenses and other assets	(3,555)	(3,503)
Prepaid taxes	—	(34,416)
Operating lease obligation	(150)	(2,368)
Accounts payable and accrued expenses and other	97,065	44,714
Net cash provided by operating activities	170,907	147,393
Investing activities:
Purchases of property and equipment	(18,113)	(17,336)
Proceeds from sale of investment	5,616	—
HST Acquisition, net of cash acquired	(28)	—
DHP Acquisition, net of cash acquired	(149,873)	—
Net cash used in investing activities	(162,398)	(17,336)
Financing activities:
Borrowings on revolving credit facility	—	98,000
Purchase of treasury stock	(264)	—
Borrowings (payments) on finance leases, net	32	(7)
Net cash (used in) provided by financing activities	(232)	97,993
Net increase in cash and cash equivalents	8,277	228,050
Cash and cash equivalents at beginning of period	126,755	21,825
Cash and cash equivalents at end of period	$135,032	$249,875
Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$5,056	$3,954
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$467
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(22,279)	$(32,278)
Income taxes, net of refunds	$(3,000)	$(3,310)

MULTIPLAN CORPORATION
Calculation of EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2021	2020

Net income (loss)	$45,877	$(2,594)
Adjustments:
Interest expense	63,717	90,965
Interest income	(4)	(71)
Income tax provision (benefit)	13,050	(683)
Depreciation	16,165	14,506
Amortization of intangible assets	84,708	83,513
Non-income taxes	513	439
EBITDA	$224,026	$186,075
Adjustments:
Other expenses	1,217	148
Change in fair value of Private Placement Warrants and unvested founder shares	(40,375)	—
Transaction-related expenses	5,225	360
Stock-based compensation	968	9,361
Adjusted EBITDA	$191,061	$195,944

Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio

	Three Months Ended March 31,
(in thousands)	2021	2020

Net cash provided by operating activities	$170,907	$147,393
Purchases of property and equipment	(18,113)	(17,336)
Interest paid	22,279	32,278
Unlevered Free Cash Flow	$175,073	$162,335

Net cash used in investing activities	(162,398)	(17,336)
Net cash (used in) provided by financing activities	(232)	97,993

Adjusted EBITDA	$191,061	$195,944
Adjusted Cash Conversion Ratio	92%	83%